Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the UK Incentive Plan of Symmetry Medical Inc. of our reports dated February 17, 2006, with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended December 31, 2005, Symmetry Medical Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Symmetry Medical Inc., filed with the Securities and Exchange Commission.

                                                                                                                /s/ Ernst & Young LLP

May 9, 2006